SECURITIES AND EXCHANGE COMMISSION


	Washington, D.C.  20549


	____________


	FORM 8-A


	FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
	PURSUANT TO SECTION 12(b) OR (g) OF THE
	SECURITIES EXCHANGE ACT OF 1934



             MBNA America Bank, National Association
	(Exact name of registrant as specified in its charter)


             United States              	    51-0331454
(State of incorporation or organization)	(IRS Employer
									Identification
No.)


		 1100 North King Street
            Wilmington, Delaware            	       19801
(Address of principal executive offices)	    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

	None

Securities to be registered pursuant to Section 12(g) of the Act:

	MBNA Master Credit Card Trust II
  Class A 6.55% Asset Backed Certificates, Series 1997-I
  Class B Floating Rate Asset Backed Certificates, Series 1997-I
                   (Title of Class)


INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.	Description of Registrant's Securities to be Registered.

	The description of the Asset Backed Certificates appearing under the captions entitled: "Summary of Terms"; "Risk
Factors"; "The Receivables"; "Maturity Assumptions";
"Receivable Yield Considerations"; and "Description of the
Certificates" in the Prospectus Supplement dated August 12,
1997 and "Prospectus Summary"; "Risk Factors"; "The
Receivables"; "Maturity Assumptions"; "Description of the
Certificates"; "Certain Legal Aspects of the Receivables";
"Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated August 7, 1997 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 5).

Item 2.	Exhibits.

	Exhibit 1--Form of specimens of certificates representing
Class A 6.55% Asset Backed Certificates, Series
1997-I and Class B Floating Rate Asset Backed
Certificates, Series 1997-I.

	Exhibit 2--Pooling and Servicing Agreement (included in
Exhibit 4 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on October 14, 1994, which is incorporated herein by reference).

	Exhibit 3--First Amendment to Pooling and Servicing
Agreement, dated as of March 11, 1996 (included in Exhibit 3 to the Registrant's Form 8-A, as filed with the Securities and Exchange
Commission on April 5, 1996, which is
incorporated herein by reference).

	Exhibit 4--Series 1997-I Supplement.

	Exhibit 5--Prospectus Supplement dated August 12, 1997 together with the Prospectus dated August 7, 1997, as filed with the Securities and Exchange
Commission on August 13, 1997, pursuant to Rule
424(b)(2).

	Exhibit 6--Interest Rate Swap Agreement.
	SIGNATURE


		Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


							MBNA AMERICA BANK,
							  NATIONAL ASSOCIATION




Date:  August 26, 1997
							By:  /s/ Jerry M. Hamstead
							   Jerry M. Hamstead
							   First Vice President
	INDEX TO EXHIBITS



Exhibit
Number-

Exhibit
-
1-Form of specimens of certificates representing Class A 6.55% Asset Backed Certificates, Series 1997-I and Class B Floating Rate Asset Backed Certificates, Series 1997-I.
-
2-Pooling and Servicing Agreement (included in Exhibit 4 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on October 14, 1994, which is incorporated herein by reference).

-
3-First Amendment to Pooling and Servicing Agreement, dated as of March 11, 1996 (included in Exhibit 3 to the Registrant's Form 8-A, as filed with the Securities and Exchange Commission on April 5, 1996, which is incorporated herein by reference).
-
4-Series 1997-I Supplement.
-
5-Prospectus Supplement dated August 12, 1997 together with the Prospectus dated August 7, 1997 as filed with the Securities and Exchange Commission on August 13, 1997, pursuant to Rule 424(b)(2) is incorporated herein by reference.
-
6-Interest Rate Swap Agreement.



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